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                            BY-LAWS OF
                      ALLEGIANT BANCORP, INC.


                        ARTICLE I - OFFICES
                        -------------------

        The principal office of the Corporation shall be located in the County of St. Louis, Missouri. The Corporation may have offices at such other places, both within and without the State of Missouri, as the Board of Directors may from time to time designate.

                         ARTICLE II - SEAL
                         -----------------

        The corporate seal shall have inscribed thereon the name of the Corporation.

                ARTICLE III - SHAREHOLDERS' MEETINGS
                ------------------------------------

        Section 1.  Place of Meeting.  All meetings of the shareholders
        ----------------------------
shall be held at the office of the Corporation or at such other place within or without the State of Missouri as may be designated by the Chairman of the Board or the Board of Directors.

        Section 2.  Annual Meeting.  The annual meeting of shareholders
        --------------------------
shall be held at the time designated by the Board of Directors of the Corporation in the month of April, in each year, or at such other date or time as shall be determined by the Chairman of the Board or the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

        Section 3.  Quorum.  The holders of a majority of the stock issued
        ------------------
and outstanding, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Corporation's Articles of Incorporation or by these By-Laws.

        Section 4.  Voting.  Except as otherwise required by law or by the
        ------------------
Corporation's Articles of Incorporation, at each meeting of the shareholders, every shareholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney, and he shall have one vote for each share of stock registered in his name at the time of the closing of the transfer books for said meeting.

        The vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 5.  Notice of Meeting.  Notice of any special or annual
        -----------------------------
meeting shall be served personally on each shareholder or shall be mailed to each shareholder at such address as appears


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on the stockbook of the Corporation not less than ten (10) days nor more than sixty (60) days before such meeting. Service or mailing of such notice shall be made by the Secretary; but in case the Secretary shall refuse or neglect to serve or mail such notice upon each shareholder as herein provided, then such service may be made by any officer or director of the Corporation. The notice of any special meeting shall state the purpose or purposes of the proposed meeting.

        Section 6.  Special Meetings.  Special meetings of the
        ----------------------------
shareholders for any purpose or purposes may be called by the Chairman of the Board or by the Board of Directors, or by the Secretary, at the request in writing by shareholders owning at least fifty percent (50%) in the amount of the entire capital stock of the Corporation issued and outstanding.

        Section 7.  Waiver of Notice.  Any shareholder may waive notice of
        ----------------------------
any meeting of the shareholders, by a writing signed by him, or by his duly authorized attorney, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes, and shall be deemed to be the notice required by law or by these By-Laws.
Any shareholder present in person, or represented by proxy, at any meeting of the shareholders shall be deemed to have thereby waived notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 8.  Informal Meetings.  Whenever the vote of shareholders
        -----------------------------
at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting, any notice thereof and vote of shareholders thereat may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
Such written consent shall be filed with the minutes of shareholders' meetings.

        Section 9.  Shareholders Entitled to Vote.  The Board of Directors
        -----------------------------------------
may prescribe a period not exceeding fifty (50) days prior to any meeting of the shareholders during which no transfer of stock on the books of the Corporation may be made. The Board of Directors may fix a day not more than fifty (50) days prior to the holding of any meeting of the shareholders as the day as of which shareholders are entitled to notice of and to vote at such meeting.

        Section 10.  List of Voters.  A complete list of all shareholders
        ---------------------------
entitled to vote at any annual and special meeting shall be compiled at least ten days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Corporation. Such list shall be compiled in alphabetical order with the address of and the number of shares held by each shareholder, and the list shall be kept on file at the registered office of the Corporation for a period, beginning at least ten days prior to such meeting and ending on the date of such meeting. Such list shall be open to inspection by any shareholder for such period during usual business hours. Such list also shall be produced and kept open at the time and place of such meeting and shall be subject to the inspection of any shareholder during this meeting.
The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer books, or to vote any

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meeting of shareholders.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        Section 11.  Proxies.  A shareholder may, at any annual or special
        --------------------
meeting, vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of execution unless otherwise provided in the proxy.

        Section 12.  Organization.  The Chairman of the Board, and in his
        -------------------------
absence, the Chief Executive Officer or the President, and in the absence of both the Chairman of the Board and the Chief Executive
Officer or the President, any Vice-President chosen by the shareholders present, shall preside at each meeting of shareholders and shall act as chairman thereof. The Secretary, and in his absence the Assistant Secretary, and in the absence of both the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the shareholders present, shall act as Secretary of all meetings of the shareholders.

        Section 13.  Adjournment.  If at any meeting of the shareholders a
        ------------------------
quorum shall fail to attend at the time and place for which the meeting was called or if the business of such meeting shall not be completed, the shareholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day or from time to time, not exceeding ninety (90) days from such adjournment without further notice until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called.

        Section 14.  Notice of Shareholder Business and Nominations.
        -----------------------------------------------------------

        (A)  Annual Meetings of Shareholders.  (1) Nominations of persons
             -------------------------------
for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this By-law.

             (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date

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of such meeting is first made by the Corporation.  Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

             (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-law also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is made by the Corporation.

        (B)  Special Meetings of Shareholders.  Only such business shall be
             --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

        (C)  General.  (1) Only such persons who are nominated in
             -------
accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the

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Articles of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

             (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this By-law, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                        ARTICLE IV - DIRECTORS
                        ----------------------

        Section 1.  Powers of the Board.  The business of the Corporation
        -------------------------------
shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

        Section 2.  Composition of the Board of Directors.  The affairs and
        -------------------------------------------------
business of the Corporation shall be managed by the Board of Directors, whose number shall be not less than six nor more than 24. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in size as possible, with the term of office of Class I directors to expire at the 2001 annual meeting of shareholders, the term of office of Class II directors to expire at the 1999 annual meeting of shareholders and the term of office of Class III directors to expire at the 2000 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of shareholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and
(ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

                    ARTICLE V - MEETING OF THE BOARD
                    --------------------------------

        Section 1.  Place of Meeting.  Meetings of the Board of Directors of
        ----------------------------
the Corporation, both regular and special, may be held at any place either within or without the State of Missouri, and unless otherwise designated as herein provided, shall be held at the office of the Corporation.

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        Section 2.  First Meeting of New Board.  The first meeting of each
        --------------------------------------
newly elected Board of Directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held immediately after the final adjournment of the annual meeting of the shareholders. No notice of such annual meeting of Directors need be given, provided a quorum shall be present. If, for any reason, such meeting of the Directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the Directors thereafter called for such purpose pursuant to these By-Laws.

        Section 3.  Regular Meetings.  Regular meetings of the Board of
        ----------------------------
Directors may be held at such time and place as shall from time to time be determined by resolution of the Board.

        Section 4.  Notice of Regular Meetings.  After the time and place of
        --------------------------------------
regular meetings shall have been determined, no notice of any regular meetings need be given. Notice of any change in the place of holding any regular meeting or any adjournment of a regular meeting shall be given by mail or telegram not less than forty-eight (48) hours before such meeting, to all Directors who were absent at the time such action was taken.

        Section 5.  Special Meetings.  Special meetings of the Board for any
        ----------------------------
purpose or purposes may be called by the Chairman of the Board or President on three (3) days' notice to each Director either personally or by mail or by telegram. Upon like notice, the Secretary of the Corporation, upon the written request of a majority of the Directors, shall call a special meeting of the Board. Such request shall state the purpose or purposes of the proposed meeting. The officer calling the special meeting may designate the place for holding same.

        Section 6.  Quorum.  At all meetings of the Board, a majority of the
        ------------------
Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except where otherwise provided by law or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

        Section 7.  Waiver of Notice.  Any Director may waive notice of any
        ----------------------------
meeting of the Board by a writing signed by him either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes and shall be deemed to be the notice required by law or by these By-Laws. Any Director present in person at any meeting of the Board shall be deemed to have thereby waived notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 8.  Informal Meetings.  Whenever the vote of Directors at a
        -----------------------------
meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting, any notice thereof, and vote of Directors thereat may be dispensed with if all the Directors who would have been entitled to vote

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upon the action if such meeting were held shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of the Board.

        Section 9.  Compensation.  Unless otherwise restricted by the
        ------------------------
Articles of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 10.  Presumption of Assent.  A Director of the Corporation
        ----------------------------------
shall be presumed to have assented to the action taken on any corporate matter at a Board of Directors meeting at which he is present, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not so dissent.

        Section 11.  Vacancies.  All vacancies in the office of Directors
        ----------------------
shall be filled by election by the shareholders, except as herein provided. Vacancies not exceeding one-third (1/3) of the whole number of the Board may be filled by the affirmative vote of the majority of the Directors then in office, and the Directors so elected may hold office until such vacancies are filled by the shareholders at a special or annual meeting.

        Section 12.  Organization.  The Chairman of the Board, and in his
        -------------------------
absence, the Chief Executive Officer or the President, and in the absence of the Chairman of the Board and the Chief Executive Officer or the President, a Chairman pro tem, chosen by the Directors present shall preside at each meeting of the Directors and shall act as Chairman thereof. The Secretary, and in his absence, the Assistant Secretary, and in the absence of the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Directors present shall act as Secretary of all meetings of the Directors.

        Section 13.  Minutes and Statements.  The Board of Directors shall
        -----------------------------------
cause to be kept a complete record of their meetings and acts, and of the proceedings of the shareholders.

                      ARTICLE VI - COMMITTEES
                      -----------------------

        Section 1.  Executive Committee.  The Board of Directors, by
        -------------------------------
resolution adopted by a majority of the whole Board, may designate two or more Directors to constitute an Executive Committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, but the designation of the committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on him by law, by the Articles of Incorporation or by these By-Laws. The Executive Committee shall keep a complete record of its activities and regularly

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report them to the Board of Directors at every meeting thereof.  All action taken by the Executive Committee shall be subject to revision, alteration or change by the Board of Directors, provided that rights of third persons shall not be affected thereby.

        Section 2.  Meetings of the Executive Committee.  A majority of the
        -----------------------------------------------
Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee may determine the time and place for its meetings, the notice necessary therefor and its rules of procedure.

        Section 3.  Other Committees.  The Board of Directors shall have the
        ----------------------------
power to establish and designate, by resolution passed by a majority of the Board of Directors, such other committees as it shall deem appropriate or expedient for the furtherance of the objectives and purposes of the Corporation and to delegate to such committees those powers which, in its discretion, it feels are necessary and desirable. A majority of the members of any such committee shall constitute a quorum thereof and no acts of any such committee shall be valid unless proved by the affirmative vote or consent of the majority of such committee constituting a quorum at any such meeting. Any such committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors from time to time. Any such committee shall meet whenever necessary upon three days' prior written notice to all members thereof.

                       ARTICLE VII - OFFICERS
                       ----------------------

        Section 1.  Officers.  The permitted officers of this Corporation
        --------------------
will include a Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, all of whom shall be chosen by the Board of Directors. Any person may hold two or more offices.

        Section 2.  Subordinate Officers and Employees.  The Board of
        ----------------------------------------------
Directors may appoint such other officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 3.  Compensation.  The Board of Directors shall from time to
        ------------------------
time, in its discretion, fix or alter the compensation of any officer or agent.

        Section 4.  Bond.  The Directors shall direct and require good and
        ----------------
sufficient fidelity bonds on all active officers and employees, whether or not they draw salary or compensation, which bonds shall provide for indemnity to the Corporation on account of any losses sustained by it as the result of any dishonest, fraudulent or criminal act or omission committed or omitted by them acting independently or in collusion or combination with any person or persons. The bonds may be individual, schedule or blanket form, and the premiums therefor may be paid by the Corporation.

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        Section 5.  Tenure of Office and Removal.  The officers of the
        ----------------------------------------
Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        Section 6.  Chairman of the Board.  The Chairman of the Board shall
        ---------------------------------
provide overall direction and guidance to the Corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall in general perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 7.  Chief Executive Officer.  The Chief Executive Officer
        -----------------------------------
shall have the primary responsibility for and the general control and management of all of the business and affairs of the Corporation, under the direction of the Board of Directors. He shall have power to select and appoint all necessary officers and employees of the Corporation except such officers as under these By-Laws are to be elected by the Board of Directors, to remove all appointed officers or employees whenever he shall deem necessary, and to make new appointments to fill the vacancies. He shall have the power of suspension from office for cause of any elected officer, which shall be forthwith declared in writing to the Board of Directors. Whenever in his opinion it may be necessary, he shall define the duties of any officer or employee of the Corporation which are not prescribed in these By-Laws or by resolution of the Board of Directors. He also shall be an Assistant Secretary and shall have such other authority and shall perform such other duties as may be assigned to him by the Board of Directors.

        Section 8.  President. The President (if one shall have been elected
        ---------------------
by the Board of Directors) shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the senior officer to whom he reports. If the office of Chairman of the Board and Chief Executive Officer is held by another person, the President shall be the chief operating officer of the Corporation. He also shall be an Assistant Secretary and shall have such other authority and shall perform such other duties as may be assigned to him by the Board of Directors.

        Section 9.  Vice-President.  The Vice-Presidents, if any, in the
        --------------------------
order designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, the Chief Executive Officer or the President may from time to time prescribe.

        Section 10.  The Secretary.  The Secretary shall attend all meetings
        --------------------------
of the shareholders of the Corporation and of the Board of Directors and shall record all of the proceedings of such meetings in minute books kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation and is authorized to affix the same to all instruments requiring the Corporation's seal. He shall have charge of the corporate records, and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of

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Directors, he shall maintain the Corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of shareholders and Directors as required by law and the By-Laws, shall, with the President or a Vice-President, sign the stock certificates of the Corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, Chairman of the Board, the Chief Executive Officer or the President.

        Section 11.  The Assistant Secretary.  Each Assistant Secretary, if
        ------------------------------------
any, shall assist the Secretary in the performance of his duties, and may at any time perform any of the duties of the Secretary; in case of the death, resignation, absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

        Section 12.  Treasurer.  The Treasurer, if any, shall have the
        ----------------------
custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation.

        Section 13.  The Assistant Treasurer.  Each Assistant Treasurer, if
        ------------------------------------
any, shall assist the Treasurer in the performance of his duties, and may at any time perform any of the duties of the Treasurer; in case of the death, resignation, absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer, and each Assistant Treasurer shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

                    ARTICLE VIII - RESIGNATIONS
                    ---------------------------

        Any Director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some different time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

          ARTICLE IX - CERTIFICATES OF STOCK AND TRANSFERS
          ------------------------------------------------

        Section 1.  Form and Execution of Certificate.  The Board of
        ---------------------------------------------
Directors shall prescribe the form of the certificates of stock of the Corporation. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or President and by the Secretary or Assistant Secretary and shall be sealed with the seal of the Corporation and all be numbered consecutively. The name of the owner of the certificates of stock, number of shares of stock

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represented thereby, and the date of issue shall be recorded on the books of the Corporation. The persons who may own stock of the corporation and the number of shares which may be owned by any such persons are restricted in accordance with the Articles of Incorporation.

        Section 2.  Transfer of Shares.  Shares of stock may be transferred
        ------------------------------
by endorsement thereon of the signature of the proprietor, his agent, attorney or legal representative and the delivery of the certificate; but such transfer shall not be valid against the Corporation until the same is so entered on the books of the Corporation and the old certificate is surrendered for cancellation.

        Section 3.  Record Owner.  The Corporation shall be entitled to
        ------------------------
treat the person in whose name any shares of stock is registered as owner thereof for the following purposes: capitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise; for votes, approvals and consents by shareholders; for notice to the shareholders; and for all other purposes whatever. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly required by the law or these By-Laws.

        Section 4.  Closing of Stock Transfer Books - Fixing Record Date.
        ----------------------------------------------------------------
The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of ,rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

        Section 5.  Lost, Mutilated or Destroyed Stock Certificates.  Upon
        -----------------------------------------------------------
presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or shares of stock to the Corporation, the Board of Directors may direct the issuance of a new certificate in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate any or all of the following:

        (a) Additional evidence of the loss, destruction or mutilation claimed;

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        (b)       Advertisement of the loss in such manner that the Board of
                  Directors may direct or approve;

        (c) A bond or agreement of indemnity in such form and amount, with or without such sureties as the Board of Directors may approve; or

        (d) The order or approval of a Court. The Corporation may recognize the person in whose name the new certificate, or any certificate thereafter is issued as owner of the shares described therein for all purposes until the owner of the original certificate or transferee thereof without notice and for value shall enjoin the Corporation and the holder of any new certificate, or any certificate issued in exchange or substitution therefrom, from so acting.

        Section 6.  Transfer Agent and Register.  The Board of Directors may
        ---------------------------------------
appoint a transfer agent and/or a registrar of transfers and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board of Directors may otherwise direct.

        Section 7.  Regulations.  The Board of Directors shall have the
        -----------------------
power and authority to make all rules and regulations as the Board of Directors shall deem expedient regulating in the issue, transfer, and registration of certificates for shares in this Corporation.

        Section 8.  Transfer Book.  Transfer books shall be maintained under
        -------------------------
the direction of the Secretary, showing the ownership and transfer of all certificates of stock issued by the Corporation.

            ARTICLE X - DEALINGS WITH COMPANIES IN WHICH
            --------------------------------------------
                   DIRECTORS MAY HAVE AN INTEREST
                   ------------------------------

        Inasmuch as the Directors of this Corporation are or may be persons of diversified business interests, and likely to be connected with other corporations with which from time to time this Corporation may have business dealings, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that Directors of this Corporation are interested in, or are directors or officers of such other corporation.

               ARTICLE XI - MISCELLANEOUS PROVISIONS
               -------------------------------------

        Section 1.  Fiscal Year.  The fiscal year of the Corporation shall
        -----------------------
be determined by the Board of Directors.

        Section 2.  Inspection of Books.  The Directors shall determine from
        -------------------------------
time to time whether, and, if allowed, when and tinder what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to inspection of the shareholders, and shareholders' rights in this respect are and shall be restricted and limited accordingly.

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        Section 3.  Checks and Notes.  All checks and drafts on the
        ----------------------------
Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other-instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that checks drawn on the Corporation's payroll, dividend and special accounts may bear the facsimile signatures, affixed thereto by a mechanical device, of such officers or agents as the Board of Directors may authorize.

        Section 4.  Contracts.  The Board of Directors may authorize any
        ---------------------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 5.  Loans.  No material loans shall be contracted on behalf
        -----------------
of the Corporation and no material evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 6.  Dividends.  The Board of Directors may declare such
        ---------------------
dividends as they in their discretion see fit whenever the condition of the Corporation, in their opinion, shall warrant the same. The Board may declare dividends in cash, in property or in capital stock.

        Section 7.  Notices.  Whenever, under the provisions of these By-
        -------------------
Laws notice is required to be given to any Director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a postpaid sealed wrapper addressed to such shareholder, officer or Director at such address as appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

      ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
      -------------------------------------------------------

        Each Director and each officer, and his heirs, executors and administrators, shall be indemnified by Corporation against any costs and expenses, including counsel fees, reasonably incurred in connection with any civil, criminal, administrative or other claim, action, suit or proceeding in which he or they may become involved or with which he or they may be threatened by reason of his being or having been a Director or officer of the Corporation, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, except costs, expenses or payments in relation to any matter as to which he shall be finally adjudged derelict in the performance of his duties to the Corporation, or in relation to any matter as to which there has been no adjudication with respect to his performance of his duties to the Corporation unless the Corporation shall receive an Opinion from independent counsel that the Director or officer has not been so derelict. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether after trial or based on a plea of guilty or nolo contendere or its equivalent) shall not be deemed an adjudication that the Director or officer was derelict in the performance of his duties to the Corporation if he acted in good faith in what he considered to be the best interests of the Corporation and with no

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reasonable cause to believe the action was illegal.  The foregoing right of indemnification shall not be exclusive of other rights to which Directors or officers may be entitled as a matter of law or otherwise.

                     ARTICLE XIII - AMENDMENTS
                     -------------------------

        At any annual, regular or special meeting of the shareholders or of the Board of Directors, the shareholders or Board of Directors may repeal or amend these By-Laws or any part thereof or adopt new or additional By-Laws.

               ARTICLE XIV - SHAREHOLDERS' AGREEMENT
               -------------------------------------

        Notwithstanding anything contained herein to the contrary, the provisions of these By-Laws shall be subject and subordinate to the provisions of any shareholders' agreement to which the Corporation is a party, which in the case of a conflict, shall control.

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